Exhibit 3.181

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES TENNESSEE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SECOND DAY OF MAY, A.D. 2012, AT 6:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES TENNESSEE, LLC”.

5158674 8100H

121188375

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957614

DATE: 11-01-12

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:38 PM 05/22/2012

FILED 06:38 PM 05/22/2012

SRV 120611519 - 5158674 FILE

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES TENNESSEE, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is ADVANCED DISPOSAL SERVICES TENNESSEE, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office or the Company is 1209 Orange Street,

Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 22nd day of May, 2012.

ADVANCED DISPOSAL SERVICES TENNESSEE, LLC

Christian B. Mills

Authorized Person of Company

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